Exhibit 20.1




OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                    REPORT DATE:  5/7/01
OAKWOOD ACCEPTANCE CORP. -  SERVICER                       POOL REPORT # 8
REMITTANCE REPORT                                          Page 1 of 6
REPORTING MONTH: Apr-01


                                              Scheduled Principal Balance of Contracts
-----------------------------------------------------------------------------------------------------------------------------------

   Beginning                                                                                  Ending                Scheduled
   Principal         Scheduled         Prepaid            Liquidated       Pre-Funding        Principal             Gross
   Balance           Principal         Principal          Principal                           Balance               Interest
-----------------------------------------------------------------------------------------------------------------------------------

 242,199,644.25     (468,410.73)     (1,475,822.73)      (617,868.08)         0.00         239,637,542.71         2,429,569.84
===================================================================================================================================



                         Scheduled                                          Amount
     Servicing           Pass Thru           Liquidation                 Available for                             Total
     Fee                 Interest            Proceeds                    Distribution                           Distribution
-----------------------------------------------------------------------------------------------------------------------------------

   201,833.04          2,227,736.80         370,306.49              0.00         4,744,109.79               0.00       4,744,109.79
===================================================================================================================================




                                             Certificate Account
-----------------------------------------------------------------------------------------------------------------------------------

        Beginning                        Deposits                                            Investment             Ending
         Balance              Principal           Interest           Distributions            Interest             Balance
-----------------------------------------------------------------------------------------------------------------------------------

     1,339,464.27           2,536,557.69         2,224,070.07       (4,855,350.37)            3,285.68           1,248,027.34
===================================================================================================================================




                       P&I Advances at Distribution Date
---------------------------------------------------------------------------------

    Beginning             Recovered            Current            Ending
     Balance              Advances             Advances           Balance
---------------------------------------------------------------------------------

  1,480,081.85          -1,480,081.85        2,330,128.80       2,330,128.80
=================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                    REPORT DATE:  5/7/01
OAKWOOD ACCEPTANCE CORP. -  SERVICER                       POOL REPORT # 8
REMITTANCE REPOR                                           Page 2 of 6
REPORTING MONTH:   April-01


Class B Crossover Test
-------------------------------------------------------------------------------

(a) Remittance date on or after April 2005


(b) Average 60 day Delinquency rate <=              5.5%




(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

                Apr. 2005 - Sept. 2006              7%
                Oct. 2006 - Sept. 2007              8%
                Oct. 2007 - Mar. 2009               9.5%
                April 2009 and After                10.5%


(e) Current realized loss ratio <=                  3.00%

(f) Does subordinated cert. percentage equal or
     exceed                                         56.840%
     of stated scheduled pool balance

                Beginning M balances                             41,323,000.00

                Beginning B balances                             27,993,000.00

                Overcollateralization                             7,997,938.14
                                                           --------------------
                                                                 77,313,938.14
                Divided by beginning pool
                balance                                         242,199,644.25
                                                           --------------------
                                                                       31.922%
                                                           ====================






Test Met?         Average 60 day delinquency ratio:
---------------

      N                                       Over 60s           Pool Balance              %
                                         ------------------------------------------------------------

      Y           Current Mo                  10,642,336.78         239,637,542.71       4.44%
                  1st Preceding Mo             8,674,616.76         242,199,644.25       3.58%
                  2nd Preceding Mo             7,187,777.09         244,597,851.39       2.94%
                                                                        Divided by         3
                                                                                   ------------------
                                                                                         3.65%
                                                                                   ==================


      N
      N
      N
      N


      Y



                  Cumulative loss ratio:

                                          Cumulative losses             479,714.16
                                                            -----------------------
                  Divided by Initial Certificate Principal          266,597,938.14      0.180%
                                                                                   ==================




                  Current realized loss ratio:

      N                                  Liquidation                 Pool

                                               Losses              Balance
                                         ------------------------------------------
                  Current Mo                     247,561.59         242,199,644.25
                  1st Preceding Mo               117,406.75         244,597,851.39
                  2nd Preceding Mo                41,581.64         246,491,852.27
                                         ------------------------------------------
                                                 406,549.98         244,429,782.64
                                                                                        0.665%
                                                                                   ==================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                     REPORT DATE: 5/7/01
OAKWOOD ACCEPTANCE CORP. -  SERVICER                        POOL REPORT # 8
REMITTANCE REPORT                                           Page 3 of 6
REPORTING MONTH: Apr-01


                                                                 Delinquency Analysis

                                             31 to 59 days             60 to 89 days       90 days and Over       Total Delinq.
                   No. of      Principal             Principal            Principal            Principal                Principal
                   Loans       Balance        #      Balance        #     Balance       #      Balance         #        Balance
                 ------------------------------------------------------------------------------------------------------------------

 Excluding Repos   6,679   235,629,310.44   209    6,521,861.28    89   2,854,917.25    98     3,915,656.22   396    13,292,434.75

           Repos     107     4,008,232.27     0            0.00    10     344,475.41    94     3,527,287.90   104     3,871,763.31
                 ==================================================================================================================

           Total   6,786   239,637,542.71   209    6,521,861.28    99   3,199,392.66   192     7,442,944.12   500    17,164,198.06
                 ==================================================================================================================

                                                                                                              7.4%            7.16%
                                                                                                             ======================



                                                                    Repossession Analysis
                            Active Repos                         Reversal       Current Month
                            Outstanding                        (Redemption)       Repos                    Cumulative Repos
                                 Principal                     Principal             Principal                 Principal
                        #        Balance           #            Balance      #       Balance            #      Balance
                 -------------------------------------------------------------------------------------------------------------------

 Excluding Repos      107      4,008,232.27       -1          (25,975.41)   21      815,837.94         158    5,333,858.45

           Repos


           Total

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                     REPORT DATE: 5/7/01
OAKWOOD ACCEPTANCE CORP. -  SERVICER                        POOL REPORT # 8
REMITTANCE REPORT
REPORTING MONTH: Apr-01                                     Page 4 of 6

REPOSSESSION LIQUIDATION REPORT


                                      Liquidated                                                                         Net
    Account   Customer                Principal        Sales           Insur.        Total         Repossession      Liquidation
    Number      Name                   Balance        Proceeds        Refunds       Proceeds         Expenses         Proceeds
-----------------------------------------------------------------------------------------------------------------------------------
   0088203 JERRY L WHITE               7,683.06      4,000.00           0.00       4,000.00           660.00          3,340.00
   0180794 PATRICIA A PEOPLES          7,964.89      2,000.00           0.00       2,000.00           660.00          1,340.00
   0192518 JAMES TAYLOR                8,300.89          0.01           0.00           0.01             0.00              0.01
   0202036 ALBERT J SMITH             11,518.34      1,000.00           0.00       1,000.00           660.00            340.00
   0202333 BRIAN MULLIS               12,476.09     17,900.00           0.00      17,900.00         5,710.00         12,190.00
   0267062 BOUNTHOM SOUNDARA           7,268.67      1,500.00           0.00       1,500.00           660.00            840.00
   0285759 WILLIAM A UMPHLETT         12,483.47      1,000.00           0.00       1,000.00           660.00            340.00
   0299834 TIMOTHY M DAVIS            12,558.15     16,749.00           0.00      16,749.00         5,710.00         11,039.00
   2262954 BRAD A CLARK               35,385.88     36,900.00           0.00      36,900.00         6,817.00         30,083.00
   2264331 JAIME E ARVIZU             63,720.54     58,750.00       1,426.75      60,176.75        11,242.50         48,934.25
   2269611 MORRIS FRADY               31,282.78     31,900.00       1,209.73      33,109.73         6,667.00         26,442.73
   2278307 CHARLES T VAWTER III       32,860.21     31,400.00         433.68      31,833.68         6,652.00         25,181.68
   2287829 MATTHEW R BAKER            32,519.75     33,900.00           0.00      33,900.00         6,727.00         27,173.00
   2292761 SARAH D BOGUE              30,477.14     31,400.00         346.23      31,746.23         6,652.00         25,094.23
   2292894 ADRIAN J DAVIS             21,877.94     25,400.00       1,551.86      26,951.86         6,472.00         20,479.86
   2302529 ROBERT A DERBY             32,846.46     33,300.00       2,011.82      35,311.82         6,709.00         28,602.82
   2304640 JAMIE M GRAY               22,722.21     20,765.00       1,302.58      22,067.58         6,332.95         15,734.63
   2310464 KIMBERLY MITCHELL          27,610.21     26,900.00           0.00      26,900.00         6,517.00         20,383.00
   2329548 LARAMIE R 7ARL             57,394.95     48,700.00         416.65      49,116.65        10,941.00         38,175.65
   2207421 SHERRY POOLE               36,762.25     33,400.00         475.04      33,875.04         6,712.00         27,163.04
   2214583 CHRISTOPHER M HAYNIE       51,162.62     25,049.50       2,708.82      27,758.32         1,950.00         25,808.32
   2232023 TERRI R LOWRIMORE          32,790.86     32,900.00       1,388.57      34,288.57         6,697.00         27,591.57
   2292985 ROBERT C NICHOLS           28,200.72     32,500.00         300.78      32,800.78         6,685.00         26,115.78
                                                                                       0.00                               0.00
                                     ----------------------------------------------------------------------------------------------
                                     617,868.08    547,313.51      13,572.51     560,886.02       118,493.45        442,392.57
                                     ==============================================================================================

                                                                                  Net               Current
    Account   Customer                 Unrecov.          FHA Insurance         Pass Thru          Period Net         Cumulative
    Number      Name                   Advances            Coverage            Proceeds           Gain/(Loss)       Gain/(Loss)
-----------------------------------------------------------------------------------------------------------------------------------
   0088203 JERRY L WHITE              1,945.94                0.00            1,394.06           (6,289.00)
   0180794 PATRICIA A PEOPLES         1,548.61                0.00             (208.61)          (8,173.50)
   0192518 JAMES TAYLOR               7,442.34                0.00           (7,442.33)         (15,743.22)
   0202036 ALBERT J SMITH             2,007.49                0.00           (1,667.49)         (13,185.83)
   0202333 BRIAN MULLIS               2,752.96                0.00            9,437.04           (3,039.05)
   0267062 BOUNTHOM SOUNDARA          1,332.60                0.00             (492.60)          (7,761.27)
   0285759 WILLIAM A UMPHLETT         2,019.42                0.00           (1,679.42)         (14,162.89)
   0299834 TIMOTHY M DAVIS            2,394.47                0.00            8,644.53           (3,913.62)
   2262954 BRAD A CLARK               4,272.58                0.00           25,810.42           (9,575.46)
   2264331 JAIME E ARVIZU             5,934.03                0.00           43,000.22          (20,720.32)
   2269611 MORRIS FRADY               2,844.11                0.00           23,598.62           (7,684.16)
   2278307 CHARLES T VAWTER III       3,703.68                0.00           21,478.00          (11,382.21)
   2287829 MATTHEW R BAKER            3,564.92                0.00           23,608.08           (8,911.67)
   2292761 SARAH D BOGUE              2,079.50                0.00           23,014.73           (7,462.41)
   2292894 ADRIAN J DAVIS             2,651.07                0.00           17,828.79           (4,049.15)
   2302529 ROBERT A DERBY             3,700.07                0.00           24,902.75           (7,943.71)
   2304640 JAMIE M GRAY               2,797.11                0.00           12,937.52           (9,784.69)
   2310464 KIMBERLY MITCHELL          2,342.72                0.00           18,040.28           (9,569.93)
   2329548 LARAMIE R 7ARL             3,623.01                0.00           34,552.64          (22,842.31)
   2207421 SHERRY POOLE               3,678.56                0.00           23,484.48          (13,277.77)
   2214583 CHRISTOPHER M HAYNIE       3,418.57                0.00           22,389.75          (28,772.87)
   2232023 TERRI R LOWRIMORE          3,837.20                0.00           23,754.37           (9,036.49)
   2292985 ROBERT C NICHOLS           2,195.12                0.00           23,920.66           (4,280.06)
                                                                                  0.00                0.00

                                     ----------------------------------------------------------------------
                                     72,086.08                0.00          370,306.49         (247,561.59)       (479,714.16)
                                     =========================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                     REPORT DATE: 5/7/01
OAKWOOD ACCEPTANCE CORP. -  SERVICER                        POOL REPORT # 8
REMITTANCE REPORT
REPORTING MONTH: Apr-01                                     Page 5 of 6

CERTIFICATE PRINCIPAL ANALYSIS

           PRINCIPAL

                                                                    Beginning              Beginning
Senior                                 Original Certificate      Certificate        Principal Shortfall   Current Principal
Certificates                                 Balance               Balance              Carry-Over               Due
--------------------------------------------------------------------------------------------------------------------------------
A-1                                       189,284,000.00         161,144,026.02             0.00             2,562,101.54







                                    --------------------------------------------------------------------------------------------
Total Certificate Principal Bal.          189,284,000.00         161,144,026.02             0.00             2,562,101.54
                                    ============================================================================================



                                                                          Accelerated
                                                    Ending Principal        Principal       Ending                   Principal Paid
Senior                              Current       Shortfall Carry-       Distribution    Certificate                    Per $1,000
Certificates                     Principal Paid         Over                Amount         Balance       Pool Factor  Denomination
---------------------------------------------------------------------    ------------------------------
A-1                                2,562,101.54          0.00              408,670.15    158,173,254.33   83.56399%     15.69479






                                 ------------------------------------    ------------------------------
Total Certificate Principal Bal.   2,562,101.54          0.00              408,670.15    158,173,254.33
                                 ====================================    ==============================



                                                                        Beginning       Beginning
Subordinate                                      Original Certificate   Certificate     Principal Shortfall   Current Principal
Certificates                                     Balance                Balance         Carry-Over            Due
                                                 ---------------------------------------------------------------------------------

M-1                                               26,660,000.00        26,660,000.00         0.00                 0.00
M-1 Outstanding Writedown                                                       0.00

M-2                                               14,663,000.00        14,663,000.00         0.00                 0.00
M-2 Outstanding Writedown                                                       0.00

B-1                                               13,330,000.00        13,330,000.00         0.00                 0.00
B-1 Outstanding Writedown                                                       0.00

B-2                                               14,663,000.00        14,663,000.00         0.00                 0.00
B-2 Outstanding Writedown                                                       0.00

Excess Asset Principal Balance                     7,997,938.14        11,739,618.23
                                                 ---------------------------------------------------------------------------------

Total Excluding Writedown Balances                77,313,938.14        81,055,618.23         0.00                 0.00
                                                 =================================================================================

All Certificates Excluding Writedown Balances    266,597,938.14       242,199,644.25         0.00         2,562,101.54
                                                 =================================================================================


                                                                                                    Accelerated
                                                                    Ending Principal   Current      Principal         Ending
Subordinate                                        Current          Shortfall Carry-   Writedown/   Distribution      Certificate
Certificates                                       Principal Paid   Over               (Writeup)    Amount            Balance
                                               -----------------------------------------------------------------------------------
M-1                                                    0.00             0.00             0.00                        26,660,000.00
M-1 Outstanding Writedown                                                                0.00                                 0.00

M-2                                                    0.00             0.00             0.00                        14,663,000.00
M-2 Outstanding Writedown                                                                0.00                                 0.00

B-1                                                    0.00             0.00             0.00                        13,330,000.00
B-1 Outstanding Writedown                                                                0.00                                 0.00

B-2                                                    0.00             0.00             0.00                        14,663,000.00
B-2 Outstanding Writedown                                                                0.00                                 0.00

Excess Asset Principal Balance                                                                      (408,670.15)     12,148,288.38
                                               -----------------------------------------------------------------------------------

Total Excluding Writedown Balances                     0.00             0.00             0.00       (408,670.15)     81,464,288.38
                                               ===================================================================================

All Certificates Excluding Writedown Balances  2,562,101.54             0.00             0.00              0.00     239,637,542.71
                                               ===================================================================================



                                                                        Principal Paid
Subordinate                                                              Per $1,000
Certificates                                        Pool Factor         Denomination

M-1                                                 100.00000%            0.00000
M-1 Outstanding Writedown

M-2                                                 100.00000%            0.00000
M-2 Outstanding Writedown

B-1                                                 100.00000%            0.00000
B-1 Outstanding Writedown

B-2                                                 100.00000%            0.00000
B-2 Outstanding Writedown

Excess Asset Principal Balance


Total Excluding Writedown Balances


All Certificates Excluding Writedown Balances


OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                     REPORT DATE: 5/7/01
OAKWOOD ACCEPTANCE CORP. -  SERVICER                        POOL REPORT # 8
REMITTANCE REPORT
REPORTING MO. MONTH  Apr-01                                 Page 6 of 6

CERTIFICATE INTEREST ANALYSIS



                                                                   Current                                Interest
                Pass     Beginning Carry-                        Carry-Over                   Ending      Paid Per
Senior         Through    Over Priority     Current Priority  Priority Interest             Carry-Over      1000        Total Class
Certificates    Rate     Interest Balance   Interest Accrual       Accrual         Paid       Balance   Denomination   Distribution
              ---------------------------------------------------------------------------------------------------------------------
A-1           7.7200%          0.00           1,036,693.23          0.00       1,036,693.23    0.00       5.47692      4,007,464.92




                             -----------------------------------------------------------------------                  --------------

Total                          0.00           1,036,693.23          0.00       1,036,693.23    0.00                    4,007,464.92
                             =======================================================================                  ==============



                                                                                  Current                                Ending
                        Pass       Beginning Carry-                           Carry-Over                             Carry-Over
Subordinate            Through      Over Priority      Current Priority    Priority Interest  Priority Interest   Priority Interest
Certificates            Rate       Interest Balance    Interest Accured         Accured              Paid              Balance
                      -------------------------------------------------------------------------------------------------------------
M-1                     8.4900%               0.00        188,619.50              0.00           188,619.50                0.00


M-2                     8.9000%               0.00        108,750.58              0.00           108,750.58                0.00


B-1                     9.4200%               0.00        104,640.50              0.00           104,640.50                0.00

B-2                    10.5000%               0.00        128,301.25              0.00           128,301.25                0.00

X                                     3,973,953.14        656,231.74              0.00                 0.00        4,630,184.88

R                                             0.00              0.00              0.00                 0.00                0.00

Service Fee             1.0000%               0.00        201,833.04              0.00           201,833.04                0.00

Current Trustee Fees                                                                               4,500.00

                                ---------------------------------------------------------------------------------------------------
Total                                 3,973,953.14      1,388,376.61              0.00           736,644.87        4,630,184.88
                                ===================================================================================================

 All Certificates                     3,973,953.14      2,425,069.84              0.00         1,773,338.10        4,630,184.88
                                ===================================================================================================



                         Beginning                        Current                         Ending         Interest
                        Carry-Over       Current        Carry-Over                      Carry-Over       Paid Per
Subordinate              Writedown      Writedown        Writedown       Writedown      Writedown          1000        Total Class
Certificates           Int. Balance   Int. Accrued     Int. Accrued    Interest Paid   Int. Balance    Denomination   Distribution
                      -------------------------------------------------------------------------------------------------------------
M-1                         0.00           0.00             0.00           0.00           0.00            7.07500       188,619.50


M-2                         0.00           0.00             0.00           0.00           0.00            7.41667       108,750.58


B-1                         0.00           0.00             0.00           0.00           0.00            7.85000       104,640.50

B-2                         0.00           0.00             0.00           0.00           0.00            8.75000       128,301.25

X                                                                                                                             0.00

R                                                                                                                             0.00

Service Fee                                                                                                             201,833.04

Current Trustee Fees                                                                                                      4,500.00

                      -------------------------------------------------------------------------                   -----------------
Total                       0.00           0.00             0.00           0.00           0.00                          736,644.87
                      =========================================================================                   =================

 All Certificates           0.00           0.00             0.00           0.00           0.00                        4,744,109.79
                      =========================================================================                   =================


                                                                 Cumulative X Interest Shortfall                      4,630,184.88
                                                                 Cumulative Accelerated Prin. Disb.                  (4,150,470.72)
                                                                                                                  -----------------
                                                                 Cumulative Losses                                      479,714.16
                                                                                                                  =================